UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 1, 2024

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-3526	The Southern Company	58-0690070
(A Delaware Corporation)
30 Ivan Allen Jr. Boulevard, N.W.
Atlanta, Georgia 30308
(404) 506-5000

1-6468	Georgia Power Company	58-0257110
(A Georgia Corporation)
241 Ralph McGill Boulevard, N.E.
Atlanta, Georgia 30308
(404) 506-6526

The names and addresses of the registrants have not changed since the last report.

This combined Form 8-K is furnished separately by two registrants: The Southern Company and Georgia Power Company. Information contained herein relating to each registrant is furnished by each registrant solely on its own behalf. Each registrant makes no representation as to information relating to the other registrant.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
The Southern Company	Common Stock, par value $5 per share	SO	New York Stock Exchange
The Southern Company	Series 2017B 5.25% Junior Subordinated Notes due 2077	SOJC	New York Stock Exchange
The Southern Company	Series 2020A 4.95% Junior Subordinated Notes due 2080	SOJD	New York Stock Exchange
The Southern Company	Series 2020C 4.20% Junior Subordinated Notes due 2060	SOJE	New York Stock Exchange
The Southern Company	Series 2021B 1.875% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2081	SO 81	New York Stock Exchange
Georgia Power Company	Series 2017A 5.00% Junior Subordinated Notes due 2077	GPJA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). (Response applicable to each registrant)
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01        Other Events.
On February 1, 2024, Georgia Power Company (“Georgia Power”) announced that during the start-up and pre-operational testing for Plant Vogtle Unit 4, Southern Nuclear Operating Company, Inc. (“Southern Nuclear”) identified, and has remediated, vibrations associated with certain piping within the cooling system. The vibrations and methods of remediation were similar in nature to those experienced during pre-operational testing for Plant Vogtle Unit 3 and certain other AP1000 nuclear units. Considering the remaining pre-operational testing, Georgia Power now projects that the Unit 4 in-service date will occur during the second quarter 2024.
This schedule extension is not expected to affect the total project capital cost forecast; however, any extension of the in-service date beyond the second quarter 2024 is estimated to result in additional base capital costs for Georgia Power (including joint owner cost sharing impacts) of up to $15 million per month, which would be charged to income, as well as any additional related construction, support resources, or testing costs. In addition, if commercial operation for Unit 4 is not achieved by March 31, 2024, Georgia Power’s return on equity used to determine its Nuclear Construction Cost Recovery tariff and calculate allowance for funds used during construction will be reduced to zero, which will result in estimated negative impacts to earnings of approximately $30 million per month until the month following the date commercial operation for Unit 4 is achieved.
With the completion of the previously-announced replacement of one of the four reactor coolant pumps and the completion of the remediation for the vibration issues discussed above, the projected schedule for Unit 4 significantly depends on the progression of start-up and pre-operational testing, which may be impacted by equipment or other operational failures. As Unit 4 progresses further through testing, ongoing and potential future challenges may also include the management of contractors and vendors; the availability of materials and parts, and/or related cost escalation; the availability of supervisory and technical support resources; and the timeframe and duration of start-up and pre-operational testing. New challenges also may continue to arise as Unit 4 moves further into testing and start-up, which may result in required engineering changes or remediation related to plant systems, structures, or components (some of which are based on new technology that only within the last several years began initial operation in the global nuclear industry at this scale). These challenges may result in further schedule delays and/or cost increases.
Further updates will be provided in connection with The Southern Company’s (“Southern Company”) earnings call in February 2024. The ultimate outcome of these matters cannot be determined at this time.
Cautionary Note Regarding Forward-Looking Statements

Certain information contained in this Current Report on Form 8-K is forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, statements concerning the projected cost and schedule for completion of construction and start-up of Plant Vogtle Unit 4. Southern Company and Georgia Power caution that there are certain factors that can cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Southern Company and Georgia Power; accordingly, there can be no assurance that such suggested results will be realized. The following factors, in addition to those discussed in Southern Company’s and Georgia Power's Annual Reports on Form 10-K for the year ended December 31, 2022, and subsequent securities filings, could cause actual results to differ materially from management expectations as suggested by such forward-looking information: the ability to control costs and avoid cost and schedule overruns during the development, construction, and operation of facilities or other projects, including Plant Vogtle Unit 4, which includes components based on new technology that only within the last few years began initial operation in the global nuclear industry at this scale, due to current and/or future challenges which include, but are not limited to, changes in labor costs, availability and productivity, challenges with the management of contractors or vendors, subcontractor performance, adverse weather conditions, shortages, delays, increased costs, or inconsistent quality of equipment, materials, and labor, contractor or supplier delay, the impacts of inflation, delays due to judicial or regulatory action, nonperformance under construction, operating, or other agreements, operational readiness, including specialized operator training and required site safety programs, engineering or design problems or any remediation related thereto, design and other licensing-based compliance matters, challenges with start-up activities, including major equipment failure, or system integration, and/or operational performance, challenges related to pandemic health events, continued public and policymaker support for projects, environmental and geological conditions, delays or increased costs to interconnect facilities to transmission grids, and increased financing costs as a result of changes in market interest rates or as a result of project delays; the ability to overcome or mitigate the current challenges, or challenges yet to be identified, at Plant Vogtle Unit 4, that could further impact the cost and schedule for the project; under certain specified circumstances, a decision by holders of more than 10% of the ownership interests of Plant Vogtle Unit 4 not to proceed with construction; the ability to construct facilities in accordance with the requirements of permits and licenses (including satisfaction of U.S. Nuclear Regulatory Commission requirements), to satisfy any environmental performance standards and the requirements of tax credits and other incentives, and to integrate facilities into the Southern Company system upon completion of construction; the inherent risks involved in operating and constructing nuclear generating facilities; the ability of counterparties of Georgia Power to make payments as and when due and to perform as required; the direct or indirect effect on Georgia Power's business resulting from cyber intrusion or physical attack and the threat of cyber and physical attacks; catastrophic events such as fires, earthquakes, explosions, floods, tornadoes, hurricanes and other storms, droughts, pandemic health events, political unrest, wars or other similar occurrences; and the direct or indirect effects on Georgia Power's business resulting from incidents affecting the U.S. electric grid or operation of generating or storage resources. Southern

Company and Georgia Power expressly disclaim any obligation to update any forward-looking information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2024	THE SOUTHERN COMPANY GEORGIA POWER COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary

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